September 18, 2007

Dear shareholders,

It’s been several weeks since my last letter. As we continue to progress with our business plan, I wanted to update you on our progress and some of our near term plans.

As a reminder, our business model at Voyant is that of a holding company structure. We look to a variety of relevant business transactions to enhance our ability to offer system level solutions to the media content and technology sectors.  We have announced several areas of potential interest and collaboration, including aviation broadband and our RocketStream platform. We also continue to work with key business partners as we continue our path forward.

I’d like to begin this letter by addressing finance. I know many of you are concerned with our financial situation, our recent announcement of short-term debt and other financial topics. I want to address these topics here, to the extent allowed by the SEC.

First, I want to remind everyone that Voyant is an early stage start-up. While the formal corporation has a ten-year history, this new incarnation is really less than ten months old. While early-stage start-ups typically have high risks associated with them, they also have the potential for high returns. We are no different. This is a high-risk investment, and we seek correspondingly high investment returns for the investors who have placed their confidence and trust in us.

Having said that, it is my job and the job of the rest of the management team to turn this company into a winner. All of us believe in the Voyant business opportunity, and I can tell you with confidence that we will continue to work tirelessly to make Voyant a winner, both as a business and as an investment.

Like any other early-stage start-up, we do not yet have meaningful revenue. As such, we must look to alternative sources of funding to support our operations. This is a difficult market in which to get funding as an early-stage, pre-revenue company that happens to be public. In spite of this difficulty, we are confident in our ability to keep the company funded while we go after large revenue streams and the large deals.

As we discussed in our last Quarterly Report on Form 10-QSB, we will need to rely upon continued borrowing and/or sales of additional equity instruments to support our continued growth. We continue to believe we will be able to obtain sufficient cash resources and working capital to meet our present cash requirements through debt and/or equity based fund raising, and we contemplate additional sales of debt instruments during the current year.

As part of our funding efforts, we recently entered into a short-term, secured-debt instrument. When the term came due, the lender offered a settlement agreement. In essence, this settlement agreement resolves part of the debt for equity at a reasonable discount to market. While the transaction may appear unconventional, it is a settlement resolution at or better than market rates for comparable debt instruments.

The Voyant management team will always strive to get the best possible financial terms in any transaction we do. We have a lot at stake here: we are all significant shareholders in the company; we have our own reputations to consider; we have all made significant personal financial sacrifices, including deferred compensation in the near term because we believe in the long term. This new management team has not drawn full salaries since we re-started the company. I want to assure you that the management team’s interests are aligned with our shareholders, and we are entirely bought-in and motivated.

Aside from finance, much of our recent focus has been on the RocketStream platform. I’d like to remind you of our RocketStream strategy.

We believe that RocketStream will ultimately become the de facto platform for large data transfer across the Net. We’ve said that before, and it remains an ambitious goal for us.

I want to drill down for a moment and explain how we intend to accomplish this.

Our initial release of RocketStream was enterprise-specific. It is a business-to-business play (B2B). The reason we approached the market this way is that the original sweet spot of our technology is moving large files over long distances using reasonably sized pipes –  enterprise-sized pipes, not consumer-sized pipes. This comes about from the original RocketStream Protocol, which accelerates data by overcoming the negative effects of latency on network throughput.

With the most current release, we added a new protocol that allows RocketStream to work even when the pipes are not so large (like DSL or Cable Modem connections). The sweet spot remains long distances and large files, but now we are no longer limited to enterprise-sized pipes.

That means we are now able to address installations where some users are on enterprise-sized pipes and some are not. Imagine a large company with tens of thousands of workers. On any given day, a large number of workers (think hundreds or even thousands) are working remotely – from hotels, from home offices etc. With the new version of RocketStream, we can allow that enterprise to take advantage of our platform for all of those remote workers. This allows us to sell RocketStream to enterprises in more and different ways than before.

The new release also makes RocketStream applicable to small- and medium-sized businesses (SMBs).  These companies typically have smaller pipes, and now RocketStream can bring its benefits to this community, as well as to small office/home office (SOHO) users.

We have recently hired William Chen as Vice President of Business Sales for RocketStream. He is creating a series of relationships with various value-added resellers (VARs) worldwide. We will use our VARs as an extended sales force.  As I write this letter, several of these VAR relationships are already in place, and more are in the works.

The new version of RocketStream also moves us closer to our consumer play.  As we have stated previously, we also intend to release a separately-branded consumer version of the product. This will take the form of both Business-to-Consumer (B2C) and Consumer-to-Business (C2B) platforms, downloading and uploading media content very quickly. (Think of things like You Tube, but now with high-definition or high-fidelity media.)

As you can see, a lot of things are happening with the RocketStream platform. While some of these initiatives are in the early stages, we believe that the potential returns are significant. We will use different sales models for each of area of focus. Some may be discrete product sales; some may be service-based businesses; some we will augment with appropriate partnerships in whatever form those take (M&A, co-marketing, strategic alliances, in-bound or out-bound licensing, etc.). We are in dialog with a series of strategic customers and we have high expectations that RocketStream will ultimately achieve success.

Some of you are wondering when the big announcements will come. Bear in mind that the early part of this year was really dedicated to evaluating what we had, verifying what the customers really want, developing the appropriate business constructs and relationships, and recruiting the right talent.  Each of these are important and necessary steps toward the creation and growth of a sustainable business, and therefore toward shareholder value.

We shared a lot of detail along the way – perhaps more than is customary for a public company – but we wanted to be open with you about our strategies as they evolved.  Remember: RocketStream and Voyant are both about a lot more than discrete software product sales.

Our aviation broadband activity is another example of how we can acquire technology, re-purpose it as needed, in this case for the aviation industry, and go after large emerging markets. This business is based around a set of assets we acquired from WAA last November. These assets are much greater in scope than just aviation broadband. That is just our first announced area of focus for these assets.

We intend to enter this market by first going after the commercial aviation sector. We have studied this market closely and believe there is a role for us because we have technology that can lead to a compelling price point advantage. Recently, we announced the appointment of Dr. Ted Wolcott to lead our broadband aviation initiatives. Ted and I have worked together before, and I am confident that he will find the best and quickest path to extracting value from the assets we have in this area. We continue to see interest from the airlines. As many of you know, this space has “taken off” recently and we plan to be a part of that. Now that Ted is on board, we will be focusing on this even more intently.

We continue to work with our partners at Wildwoods, DL Music and Sports Immortals, although we have not yet finalized these transactions. As these situations develop, we will keep you updated as appropriate.

As I wrap up this letter, I want to remind you of a few things. There is much to be excited about at Voyant. Our RocketStream platform has many new directions, each with potential methods of returning value, and we are very pleased with the addition of William Chen. Our play in broadband aviation is now much stronger with the addition of Ted Wolcott. We continue to believe that we will be able to obtain sufficient cash resources and working capital to meet our present cash requirements through debt and/or equity based fund raising.

These are turbulent times for investors, and we understand the need to keep our shareholders informed, especially when our stock price becomes volatile, and many of you have questions about what we are doing. This letter is an attempt to keep you up-to-date while complying with SEC disclosure rules and not tipping our hand to potential competitors.

I want to reassure you that this team is laser focused on creating value and return for our shareholders (including us: the management team who continues to have a significant stake here). It does take time and patience, and funding has been more of a challenge than we had anticipated.  But we see an attractive path forward, our interests are aligned with our shareholders, and we are doing everything we think we can to make the right things happen to build a sustainable and prosperous company.

Great things are happening at Voyant.  Stay with us as we continue this exciting journey.

______________________________

Dana Waldman

P.S.: As always, I need to remind you that, in this letter, we make forward-looking statements about our future expectations, plans and prospects. There is a risk that the actual results we achieved will differ from those forward-looking statements. To better understand these risks and the reasons that our results may differ from our statements, please read the “Forward Looking Statements Note” on the Investor page of our website and our filings with the Securities Exchange Commission, especially Forms 10KSB and 10QSB.